UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2017

California Resources Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9200 Oakdale Avenue, Suite 900 Los Angeles, California	91311
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 848-4754

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

2017 Credit Agreement

On November 17, 2017, California Resources Corporation (the “Company”) entered into a $1.3 billion credit agreement with Goldman Sachs Bank USA, as lead arranger and bookrunner, Bank of New York Mellon Trust Company, N.A., as Administrative Agent, and the various lenders identified therein (the “2017 Credit Agreement”).

The proceeds of the loans under the 2017 Credit Agreement (the “2017 Term Loans”) were used to pay down all of the outstanding term loans and a portion of the outstanding revolving loans under the credit agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, Swingline Lender and a Letter of Credit Issuer, Bank of America, N.A., as Syndication Agent, Swingline Lender and a Letter of Credit Issuer, and the lenders named therein, dated as of September 24, 2014 (as previously amended, the “2014 Credit Agreement”). The 2017 Term Loans were issued with original issue discount of 2.00% and bear interest at a fluctuating rate per annum equal to 4.75% plus the LIBOR Rate, subject to a 1.00% LIBOR floor (or ABR rates in certain circumstances).

The 2017 Term Loans will be secured by the same first out liens that secure the remaining revolving loans under the 2014 Credit Agreement and by the same collateral that secures the credit agreement with The Bank of New York Mellon Trust Company, N.A., as Administrative Agent and Collateral Agent and the lenders identified therein, dated as of August 12, 2016 (the “2016 Credit Agreement”). Any prepayment of the 2017 Term Loans made prior to 90 days prior to the maturity date is subject to a prepayment premium of 2.00%, and such premium is also due upon acceleration of the loans in connection with an event of default.

The 2017 Term Loans mature on December 31, 2022 subject to a springing maturity of (i) 91 days prior to the maturity of our 2020 Notes to the extent that more than $100 million of such notes remain outstanding at such date, (ii) 91 days prior to the maturity of our 2021 Notes, to the extent that more than $100 million of such notes remain outstanding on such date, and (iii) 91 days prior to the stated maturity date of the 2016 Credit Agreement, to the extent that more than $100 million of such loans remain outstanding on such date.

The 2017 Credit Agreement provides for customary covenants and events of default consistent with the covenants in our 2014 Credit Agreement, including limitations on additional indebtedness, liens, asset dispositions, investments, restricted payments and other negative covenants, in each case subject to exceptions. Additionally, the 2017 Credit Agreement requires us to maintain a minimum ratio of 1.20 to 1.00 of the PV-10 of our proved reserves to our debt secured by liens ranking equally or senior to the 2017 Term Loans (the “First-Lien Asset Coverage Ratio”). The events of default provided for in the 2017 Credit Agreement include the following (subject to any applicable cure period), among other things: (i) nonpayment; (ii) inaccuracy of representations and warranties; (iii) breach of covenants; (iv) payment defaults under, or acceleration of, certain other indebtedness; (v) defined events of bankruptcy, insolvency and reorganization; (vi) certain ERISA events; (vii) failure of the guarantee by the Guarantors or the collateral documents securing the 2017 Term Loans to be in full force and effect; (viii) failure to discharge certain judgments; and (ix) changes of control. If an event of default occurs or is continuing, the Administrative Agent may accelerate repayment of the 2017 Term Loans.

All capitalized terms not defined herein shall have the meanings ascribed to them in the 2017 Credit Agreement. The description above is qualified in its entirety by the 2017 Credit Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference into this Item 1.01.

Seventh Amendment to 2014 Credit Agreement

As previously announced, on November 9, 2017, the Company entered into an amendment to its 2014 Credit Agreement, the effectiveness of which was subject to certain conditions. With the closing of the 2017 Credit Agreement, all conditions have been satisfied and the amendment has become effective.

Equity Distribution Agreement

On November 17, 2017, the Company entered into an Equity Distribution Agreement (the “Agreement”) with Morgan Stanley & Co. LLC (the “Manager”). Pursuant to the terms of the Agreement, the Company may sell from time to time through the Manager, as the Company’s sales agent, shares of the Company’s common stock, par value $0.01 (the “Common Stock”), up to an aggregate amount of 6,000,000 shares of Common Stock (the “Shares”). Sales of the Shares, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange, any other national securities exchange or facility thereof, a trading facility of a national securities association or an alternate trading system, to or through a market maker or directly on or through an electronic communication network or any similar market venue, at market prices, in block transactions or as otherwise agreed by the Company and the Manager.

The Company intends to use the net proceeds from the offering for general corporate purposes, which may include, among other things, redeeming or repurchasing some of our outstanding senior notes and senior secured second lien notes or repaying other outstanding indebtedness, funding capital expenditures, acquisitions and additions to working capital.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-208671), filed on December 21, 2015.

The Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Manager, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

The summary of the Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto. Legal opinions relating to the Shares are included in Exhibit 5.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information set forth in Item 1.01 of this Current Report on Form 8-K under the subheading “2017 Credit Agreement” is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibits

1.1	Equity Distribution Agreement, dated November 17, 2017, by and between the Company and Morgan Stanley & Co. LLC.

5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Shares.

10.1	Credit Agreement, dated as of November 17, 2017, by and among the Company, as the Borrower, Bank of New York Mellon Trust, N.A., as Administrative Agent, and the various Lenders identified therein.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

99.1	Press Release of California Resources Corporation, dated November 17, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

/s/ Roy Pineci
Name:	Roy Pineci
Title:	Executive Vice President, Finance

DATED: November 17, 2017

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